Exhibit 4.24.14

LETTER AGREEMENT No 2.8

AEROVIAS DEL CONTINENTE AMERICANO S.A. AVIANCA,

Avenida Calle 26

No. 59-15 Bogota,

Colombia

GRUPO TACA HOLDINGS LIMITED,

Winterbotham Place,

Marlborough and Queen Streets

P.O. Box N-3026 Nassau,

the Bahamas

Subject: [****************************]

GRUPO TACA HOLDINGS LIMITED (“GTH”), AEROVIAS DEL CONTINENTE AMERICANO S.A. AVIANCA (“Avianca”, and together with GTH, the “Buyer”) and AIRBUS S.A.S. (the “Seller”) have entered into an A320neo Family Purchase Agreement (the “Agreement”) on 30th April, 2015, as amended and supplemented from time to time) which covers, among other things, the manufacture and the sale by the Seller and the purchase by the Buyer of the Aircraft under the terms and conditions in said Agreement.

The Buyer and the Seller have agreed to set forth in this letter agreement N°2.8 (the “Letter Agreement N°2.8”) certain additional terms and conditions regarding the Aircraft.

Capitalized terms used herein and not otherwise defined in this Letter Agreement N°2.8 shall have the meanings assigned thereto in the Agreement.

If there is any inconsistency between the provisions of the Agreement and the provisions of this Letter Agreement N°2.8 then the provisions of this Letter Agreement N°2.8 will prevail.

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LETTER AGREEMENT No 2.8

0	PREAMBULE

The Buyer and the Seller wish to [***********] convert certain Aircraft [************].

This Letter Agreement N°2.8 documents the amendments to the Agreement agreed between the Parties to achieve this objective.

1	AMENDED PROVISIONS

1.1	The Appendix 9 to the Letter Agreement N°2 of the Agreement, as amended from time to time, is hereby deleted in its entirety and replaced by the Appendix 9 attached hereto, [*******************].

2	ASSIGNMENT

Except as provided in Clause 21 of the Agreement, this Letter Agreement N°2.8 is not transferable, and the Buyer’s rights under this Letter Agreement N°2.8 shall not be assigned, sold, transferred or otherwise alienated by operation of law or otherwise to any person other than the Buyer. Any unauthorised assignment, sale, transfer or other alienation of the Buyer’s rights under this Letter Agreement N°2.8 with respect to any Aircraft will be void and without effect.

3	CONFIDENTIALITY

This Letter Agreement N°2.8 (and its existence) shall be treated by both parties as confidential in accordance with Clause 22.15 of the Agreement.

4	COUNTERPARTS

This Letter Agreement N°2.8 may be signed in any number of separate counterparts. Each counterpart, when signed and delivered (including counterparts delivered by facsimile transmission) shall be an original, and the counterparts together shall constitute one and the same instrument.

5	EFFECT OF AMENDMENT

Except as expressly amended by this Letter Agreement N°2.8, the Agreement continues and shall remain in full and unvaried force and effect and each party hereto acknowledges and agrees that the Agreement, as amended hereby, constitutes its legal, valid and binding rights and obligations enforceable in accordance with its terms. From and after the date hereof, each and every reference in the Agreement to “this Agreement”, “herein”, “hereof” or similar words and phrases referring to the Agreement or any word or phrase referring to a section or provision of the Agreement is deemed for all purposes to be reference to the Agreement or such section or provision as the same may be amended pursuant to this Letter Agreement N°2.8.

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LETTER AGREEMENT No 2.8

6	INTERPRETATION AND LAW

THIS LETTER AGREEMENT N°2.8 SHALL BE GOVERNED BY AND CONSTRUED AND THE PERFORMANCE THEREOF SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAWS PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

THE PARTIES AGREE THAT CLAUSE 22.6 OF THE AGREEMENT SHALL APPLY TO THIS LETTER AGREEMENT N°2.8.

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LETTER AGREEMENT No 2.8

If the foregoing correctly sets forth our understanding, please execute three (3) originals in the space provided below and return one (1) original of this Letter Agreement N°2.8 to the Seller.

Agreed and Accepted

For and on behalf of

AIRBUS S.A.S.

Name:	Benoit de Saint-Exupery

Title:

Signature:	/s/ Benoit de Saint-Exupery

Agreed and Accepted	Agreed and Accepted

For and on behalf of	For and on behalf of

AEROVIAS DEL CONTINENTE AMERICANO S.A. AVIANCA.	GRUPO TACA HOLDINGS LIMITED

Name:	Roberto Held	Name:	WND Limited

Title:	Legal Representative	Title:

Signature:	/s/ Roberto Held	Signature:	/s/ WND Limited

Date: March 15, 2019

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APPENDIX 9

9	DELIVERY

9.1	Delivery Schedule

9.1.1

Subject to Clauses 2, 7, 8, 10, 11 and 18, the Seller shall have the Aircraft Ready for Delivery at the Delivery Location within the following scheduled delivery period (the “Scheduled Delivery Period”):

[******************************]

9.1.2	[****************************]

For the purpose of Clause 5.3 of the Agreement, until a Scheduled Delivery Month has been notified pursuant to [***********], the Scheduled Delivery Month of an Aircraft shall be deemed (a) the [*************] of its Scheduled Delivery Period when such Scheduled Delivery Period is [******], and (b) [************] of its Scheduled Delivery Period when such Scheduled Delivery Period is a quarter.

9.1.3	[**********************]

9.2	Delivery Process

9.2.1

The Buyer shall, [*********************] after the date on which the Aircraft is Ready for Delivery, sign the Certificate of Acceptance, pay the Balance of the Final Price, send its representatives to the Delivery Location, take Delivery of the Aircraft and fly the Aircraft away from the Delivery Location.

9.2.2

The Seller shall deliver and transfer [***] title to the Aircraft to the Buyer free and clear of all liens, claims, charges, security interests and all encumbrances of any kind whatsoever (except for any liens or encumbrances created by or on behalf of the Buyer) provided that (i) the Balance of the Final Price and any other amounts [***] have been paid by the Buyer to the Seller and (ii) the Certificate of Acceptance has been signed and delivered to the Seller pursuant to Clause 8.3. The Seller shall provide the Buyer with a bill of sale in the form of Exhibit E (the “Bill of Sale”) and/or such other documentation [***] confirming transfer of [******] title and receipt of the Final Price as may reasonably be requested by the Buyer. Title to and risk of loss of or damage to the Aircraft shall pass to the Buyer at Delivery.

Delivery (“Delivery”) shall be deemed to have occurred when (i) and (ii) above have occurred; and the Seller has provided the Buyer with the Bill of Sale [***].

9.2.3	[***]

9.3	Fly away

9.3.1	The Buyer and the Seller shall co-operate to obtain any licenses, [************] which may be required by the Aviation Authority of the Delivery Location for the purpose of exporting the Aircraft.

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APPENDIX 9

9.3.2	[*****************************]

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